Exhibit 10.48

AMENDED AND RESTATED AGREEMENT

FOR

CRS ACCESS AND RELATED SERVICES

between

ORBITZ, LLC

and

WORLDSPAN, L.P.

Table of Contents

ARTICLE I Agreement, Term, and Definitions
1.1	Agreement.
1.2	Term.
1.3	Definitions.

ARTICLE II WORLDSPAN Services
2.1	CRS Access.
2.2	Service Levels.
2.3	Customer Service and Fulfillment Interface.
2.4	Relationships with Travel Suppliers.
2.5	Enhancements to WORLDSPAN System.
2.6	Continuing Integration Services.
2.7	Ticket Printers.
2.8	Worldspan Support Services.
2.9	DIR GAP Analysis.

ARTICLE III Orbitz Responsibilities
3.1	Orbitz Website.
3.2	Use of WORLDSPAN System.
3.3	Capacity Planning.
3.4	Third Party Coordination.
3.5	Use of the Internet.

ARTICLE IV Payments
4.1	Cost [**]
4.2	Excess Weighted Message Unit Charges.
4.3	Segment Fees.
4.4	ITA Subscription Fee.
4.5	Time of Payment.
4.6	Taxes.

ARTICLE V Contract Administration
5.1	Contract Managers.
5.2	Periodic Meetings.
5.3	Management Reports.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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ARTICLE VI Security, Confidentiality, and Proprietary Rights
6.1	Security.
6.2	Confidentiality.
6.3	Proprietary Rights.
6.4	Orbitz Information.

ARTICLE VII Termination
7.1	Termination for Cause.
7.2	Termination for Nonpayment.
7.3	Termination for Insolvency.
7.4	Termination for Material Service Level Failure.
7.5	Termination Upon a Change-in-Control.
7.6	Termination Assistance.

ARTICLE VIII Allocation of Risks and Resolution of Disputes
8.1	Mutual Indemnities.
8.2	Indemnification Procedures.
8.3	Disclaimer.
8.4	Limitations on Liability.
8.5	Resolution of Disputes.

ARTICLE IX Miscellaneous
9.1	Assignment.
9.2	Notices.
9.3	Force Majeure.
9.4	Further Assurances.
9.5	Press Releases.
9.6	Non-Solicitation.
9.7	Third Party Beneficiaries.
9.8	No Waiver; Cumulative Remedies.
9.9	Construction.
9.10	Severability.
9.11	Counterparts.
9.12	Governing Law.
9.13	Amendments.
9.14	Entire Agreement.
9.15	Audit Rights.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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SCHEDULES

Schedule A	Definitions
Schedule B	Service Levels
Schedule C	Message Weights
Schedule D	Charter Airlines

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AMENDED AND RESTATED AGREEMENT
FOR
CRS ACCESS AND RELATED SERVICES

THIS AMENDED AND RESTATED AGREEMENT (this “Agreement”), dated as of November 1, 2001, is between Orbitz, LLC, a Delaware limited liability company, (“Orbitz”) and Worldspan, L.P., a Delaware limited partnership, (“WORLDSPAN”).

WHEREAS, Orbitz has been formed by United Air Lines, Inc., American Airlines, Inc., Delta Air Lines, Inc., Northwest Airlines, Inc., and Continental Airlines, Inc.  to develop, own, and operate a consumer-oriented Internet travel portal through which consumers can shop for and book air travel, hotel accommodations, car rentals, cruises, tours, and other travel-related services;

WHEREAS, Orbitz has selected WORLDSPAN to provide, for this Internet portal, access to and use of the computer reservations systems operated by WORLDSPAN and certain related services, as provided in this Agreement, and has selected other companies to provide the booking engine, fulfillment services, customer service center, and other products and services required by Orbitz for this Internet portal;

WHEREAS, Orbitz and Worldspan entered into an Agreement for CRS Access and Related Services dated August 1, 2000 (the “Original Agreement”); and

WHEREAS, Orbitz and Worldspan desire to amend and restate the Original Agreement under the terms and conditions of this Agreement;

NOW, THEREFORE, Orbitz and WORLDSPAN (each, a “Party”) hereby agree as follows:

ARTICLE I
Agreement, Term, and Definitions

1.1                                 Agreement.   During the Term of this Agreement and in accordance with the provisions hereof, WORLDSPAN will provide, and Orbitz will obtain, the CRS access and related services described in this Agreement.

1.2                                 Term.   The term of this Agreement will commence on November 1, 2001 (the “Effective Date”) and will end on (i) October 31, 2011, or (ii) such earlier date upon which this Agreement may be terminated in accordance with the provisions of this Agreement (“Term”).

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1.3                                 Definitions.   As used in this Agreement, the terms set forth in Schedule A will have the respective meanings specified in Schedule A.  Other terms used in this Agreement are defined in the context in which they are used and will have the respective meanings there specified.

ARTICLE II
WORLDSPAN Services

2.1                                 CRS Access.   During the Term of this Agreement, WORLDSPAN will provide Orbitz, as well as the Booking Engine Provider, the Customer Service Center Provider, the Fulfillment Provider, and any other third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website and that require such access in order to provide those products or services, with access to the WORLDSPAN System for purposes of the operation of the Orbitz Website and in accordance with the provisions of this Agreement.

2.2                                 Service Levels.   During the Term of this Agreement, WORLDSPAN will operate the WORLDSPAN System in accordance with the Service Levels as set forth on Schedule B.

2.3                                 Customer Service and Fulfillment Interface.   During the Term of this Agreement and subject to the charges set forth in Section 2.7, WORLDSPAN will (i) provide the Fulfillment Provider, at its facilities, with sufficient ticket printers to fulfill the travel services booked by means of the Orbitz Website through the WORLDSPAN System, and (ii) provide, [**] , the communication lines necessary to connect the Fulfillment and Customer Service Center Provider(s) with the WORLDSPAN data center.

2.4                                 Relationships with Travel Suppliers.   WORLDSPAN will be responsible for managing the relationships that it has established with travel suppliers throughout the world pursuant to which the travel suppliers pay WORLDSPAN fees for transactions booked through the WORLDSPAN System.  Although Orbitz may establish its own, independent relationships with travel suppliers, WORLDSPAN will retain exclusive control over the identity of and the terms of its agreements with travel suppliers.  The Parties agree to comply with the reasonable directions of the travel suppliers with respect to control of their respective inventories and related matters.

2.5                                 Enhancements to WORLDSPAN System.   WORLDSPAN from time to time may enhance or modify the WORLDSPAN System and may change the hardware and/or software comprising the WORLDSPAN System and migrate processing for or on behalf of Orbitz to such new hardware and/or software.  In addition, WORLDSPAN from time to time shall offer optional functions, services or equipment to Orbitz on or before the time WORLDSPAN generally offers such functions, services or equipment to any of its other

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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actual or potential customers at such fees, terms and conditions as may be mutually agreed upon.  Orbitz’s use of any such optional function, service or equipment will constitute agreement to such agreed upon fees, terms and conditions.  WORLDSPAN will use reasonable business efforts to ensure that the services provided by WORLDSPAN to Orbitz are not materially adversely affected by any such enhancements, modifications or changes or by any such optional functions, services or equipment.

2.6                                 Continuing Integration Services.   Throughout the Term of the Agreement, Worldspan shall use commercially reasonable efforts to resolve technical issues regarding the operation of the Worldspan System, including, without limitation, technical issues or suspected errors in the Worldspan System that cause travel suppliers to experience problems with fare display, availability or sales confirmation on the Orbitz Website (each, a “Technical Issue”).  Each party shall appoint an employee who shall serve as the primary point of contact for the other party with respect to Technical Issues (each, a “Technical Contact”).  Either party may change its Technical Contact at any time upon notice to the other party.  In addition, the parties agree to participate jointly in communications with travel suppliers regarding the status of any Technical Issue.

2.7                                 Ticket Printers.   Subject to availability, Orbitz may purchase Worldspan’s excess and reconditioned TI1600 ATB printers at a cost equal to market value not to exceed $[**]  per printer plus shipping and handling.  New printers may be purchased by Orbitz from Worldspan [**] .  If requested by Orbitz, Worldspan shall provide maintenance on such printers and charge Orbitz [**].  Notwithstanding the foregoing, any printers provided by Worldspan to Orbitz prior to the Effective Date may continue to be used by Orbitz or its Fulfillment Provider during the Term of this Agreement [**] .  Orbitz may use any of the printers acquired from Worldspan to connect with other third parties.  All other equipment provided by Worldspan must be connected to the Worldspan network and may not be used with any other third party.  With respect to any printers that are not connected to the Worldspan network, Worldspan will provide maintenance relating to hardware issues and Orbitz shall be responsible for all other maintenance issues impacting such equipment.

2.8                                 Worldspan Support Services.   Worldspan shall provide to Orbitz at [**]  a technical sales specialist and Contract Manager to facilitate bookings made from the Orbitz Website through the Worldspan System.  Worldspan acknowledges that the foregoing obligations are intended to reflect [**] .

2.9                                 DIR GAP Analysis.   Worldspan shall provide Orbitz with a DIR GAP analysis based on the functionality requested by Orbitz.  Worldspan shall use reasonable commercial efforts

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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to deliver such functionality and usage requirements according to the priority lists mutually agreed upon by the parties.

ARTICLE III
Orbitz Responsibilities

3.1                                 Orbitz Website.   Orbitz will establish and maintain the Orbitz Website, including performing, or causing third parties to perform, the applicable tasks that are the responsibility of Orbitz or such third parties.

3.2                                 Use of WORLDSPAN System.   Orbitz has incorporated the Worldspan System into the Orbitz Website and will use reasonable business efforts to encourage Users to book travel by means of the Orbitz Website so as to generate Net Segments booked through the Worldspan System.  Orbitz will [**] .  Orbitz shall use [**] .  Orbitz agrees that from the Effective Date through [**] , at least [**]  of the CRS Segments booked on behalf of all Users, including Corporate Users, by means of the Orbitz Website through a CRS will be booked through the Worldspan System.  Commencing on [**]  and continuing throughout the remainder of the Term, Orbitz agrees that at least (i) [**]  [**]  of the CRS Segments booked on behalf of [**]  by means of the Orbitz Website through a CRS will be booked through the Worldspan System and (ii) [**]  of the CRS Segments booked on behalf of [**]  by means of the Orbitz Website through a CRS will be booked through the Worldspan System.  Orbitz will use reasonable business efforts to prevent unauthorized or improper use of the Worldspan System and to ensure that its employees, agents and Users access and use the Worldspan System in compliance with all reasonable instructions provided by Worldspan, including the following:

(a)                                  The WORLDSPAN System may not be used to transmit personal messages, make speculative or improper bookings, train anyone other than Orbitz employees, agents, or Users, or publish or disseminate a compilation of air carrier service or other information.

(b)                                 Proper use of the WORLDSPAN System consists of making proper and legitimate reservations, issuing travel related documents, and performing normal accounting and record keeping functions.  Improper use of the WORLDSPAN System includes, without limitation, making speculative bookings, reserving space in anticipation of demand, and improper creation or modification of records.

(c)                                  Orbitz’s employees, agents, and Users may not enter passive bookings (e.g., GC, HK, MK or BK codes) into the WORLDSPAN System when no corresponding space

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has been reserved with the corresponding travel supplier’s internal reservations system.  Any passive bookings will be removed from the WORLDSPAN System if the corresponding space is cancelled.

(d)                                 The material and information supplied by WORLDSPAN will not be manipulated in a manner that would lead to inaccurate, misleading, or discriminatory presentation of information to consumers.

(e)                                  Orbitz will promptly report to WORLDSPAN any incidents of suspected unauthorized access to or use of the WORLDSPAN System and will use reasonable commercial efforts to curtail access to or use of the WORLDSPAN System by any User upon WORLDSPAN’S reasonable request.

3.3                                 Capacity Planning.   By the end of each calendar month throughout the Term, Orbitz will provide to WORLDSPAN, for purposes of WORLDSPAN’S capacity and resource planning, a written notice of Orbitz’s best estimate of the number of [**]  [**] that will be booked by means of the Orbitz Website through the WORLDSPAN System, and the number of any other Message types the Parties may mutually agree to be included in WORLDSPAN’S capacity and resource planning, during each of the next [**]  months.  Except as provided in the next sentence, the notices are provided [**] ..  With respect to each such notice, Orbitz’s estimate for each of the first [**]  months covered by the notice will [**] and, except as set forth below, [**] .  Commencing at the beginning of the Term of this Agreement, in the event that the number of [**]  actually booked by means of the Orbitz Website through the WORLDSPAN System during any month is less than [**]  of [**] , then Orbitz will reimburse WORLDSPAN for any WORLDSPAN Actual Costs that [**] .  In the, event that WORLDSPAN plans to incur an expense or cost of [**]  or more due to Orbitz’s estimate and for which Orbitz might become obligated to reimburse WORLDSPAN pursuant to this Section 3.3, then WORLDSPAN shall promptly notify Orbitz of such planned expense or cost and provide Orbitz with a reasonably detailed explanation of the reasons for such cost or expense, and Orbitz shall have [**]  days to resubmit a forecast with modified [**]  estimates. [**] .  WORLDSPAN shall use commercially reasonable efforts to avoid and/or mitigate any Orbitz-reimbursable costs or expenses.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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3.4                                 Third Party Coordination.   Orbitz will manage its relationships with the Booking Engine Providers, the Customer Service Center Providers, the Fulfillment Providers, and any other applicable third parties involved in the implementation or operation of the Orbitz Website and will be responsible for the timely performance of their respective obligations relating to WORLDSPAN’S performance under this Agreement.  In connection therewith, Orbitz acknowledges and agrees that:

(a)                                  Orbitz or its Booking Engine Providers will be responsible for providing the booking engine utilized by the Orbitz Website.

(b)                                 Orbitz or its Customer Service Center Providers will be responsible for customer support relating to the Orbitz Website.  Except to the extent otherwise mutually agreed, WORLDSPAN will not be responsible for providing any “help desk” or similar support or assistance with respect to any hardware, software, product, or service that is not provided by WORLDSPAN hereunder.  Upon WORLDSPAN’S reasonable request from time to time, Orbitz will notify its employees, agents, and Users of the appropriate places to obtain such support and assistance and that WORLDSPAN is not responsible for providing the same.

(c)                                  Orbitz or its Fulfillment Providers will be responsible for fulfillment of all travel services booked by means of the Orbitz Website.

(d)                                 Unless and until WORLDSPAN is requested to provide such services as provided below, Orbitz or its Domestic Fares Providers will be responsible for providing fares and pricing information relating to Domestic Air Travel for the Orbitz Website.  Upon Orbitz’s request, WORLDSPAN will commence providing Domestic Air Travel fares and pricing information for the Orbitz Website and will use reasonable business efforts to do so on the schedule reasonably requested by Orbitz and in compliance with the Service Levels.  However, if WORLDSPAN is given less than [**] days prior notice that it is to begin providing Domestic Air Travel fares and pricing information for the Orbitz Website, then, for the period ending [**] days after WORLDSPAN is given such notice, WORLDSPAN will be excused from and not held accountable for any failure to meet any Service Level to the extent that such failure results from WORLDSPAN’S provision of Domestic Air Travel fares and pricing information for the Orbitz Website.

(e)                                  With respect to the booking engine and any other component of, or used by, the Orbitz Website that directly interfaces with the WORLDSPAN System, Orbitz will use reasonable business efforts to ensure that (i) the component uses the highest participation level in the WORLDSPAN System that is available to the component, (ii) the component’s interface to the WORLDSPAN System results in a reasonably efficient use of the WORLDSPAN System, as periodically

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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confirmed by WORLDSPAN’S audit, (iii) any software included in the component meets commercially reasonable standards for stability, acceptability, documentation, and integrity and has been sufficiently stress tested to ensure that it will meet anticipated volume requirements, and (iv) any hardware used by the component meets WORLDSPAN’S reasonable requirements for compatibility.

(f)                                    Each Party will cooperate with the other Party, and will cause each third party under such Party’s control or direction to cooperate with the other Party, in the performance of the other Party’s obligations hereunder by, among other things, making available such information, data, access to premises, management decisions, approvals, and acceptances as may be reasonably requested by the other Party.

3.5                                 Use of the Internet.   Since the Orbitz Website will primarily utilize the Internet, which is not managed or controlled by either Party, both Parties acknowledge and agree that:

(a)                                  Any views or comments expressed by either Party in electronic communications sent through the WORLDSPAN System over the Internet will not reflect any review, approval, or endorsement of the other Party.

(b)                                 Each Party reserves the right upon the written approval of the other Party, to access the other Party’s configuration/system in order to investigate and resolve system errors or service-related problems.

ARTICLE IV
Payments

4.1                                 Cost [**]. Orbitz will [**] in connection with the following:

(a)                                  Any telecommunication lines and related equipment and services associated with communication between WORLDSPAN and Orbitz or Orbitz systems.

(b)                                 Any telecommunication lines and related equipment and services associated with communication between WORLDSPAN and (i) the Fulfillment Providers, (ii) the Customer Service Center Providers, (iii) Orbitz’s telecommunications center in Oakbrook, Illinois, and (iv) unless otherwise mutually agreed, any other entity for which such communication is requested by or on behalf of Orbitz.

4.2                                 Excess Weighted Message Unit Charges.   During the Term of this Agreement, Orbitz will pay Worldspan for any excess Weighted Message Units in accordance with the following:

(a)                                  For any month in which Worldspan does not provide Domestic Air Travel fares and pricing information for the

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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Orbitz Website and during which the number of Weighted Message Units for the Messages processed by the Worldspan System is greater than [**] times [**] booked by means of the Orbitz Website through the Worldspan System during that month, Orbitz will pay Worldspan an excess Weighted Message Unit charge equal to (i) $[**], multiplied by (ii) the amount by which the number of Weighted Message Units for the Messages processed by the Worldspan System during that month exceeds [**] times the number of [**] during that month.

(b)                                 For any month in which Worldspan does provide Domestic Air Travel fares and pricing information for the Orbitz Website and during which the number of Weighted Message Units for the Messages processed by the Worldspan System is greater than [**] times the number of Aggregate Segments booked by means of the Orbitz Website through the Worldspan System during that month, Orbitz will pay Worldspan an excess Weighted Message Unit charge equal to (i) $[**], multiplied by (ii) the amount by which the number of Weighted Message Units for the Messages processed by the Worldspan System during that month exceeds [**] times the number of [**] during that month.  For purposes of this Agreement, the parties must consent in writing to the provision of Domestic Air Travel fares and pricing information to the Orbitz Website by Worldspan.

(c)                                  For any month during which the Response Time Monitor is operational, Orbitz will be entitled to request in writing a credit against any excess Weighted Message Unit charge otherwise payable pursuant to either subsection (a) or subsection (b) of this Section 4.2, which credit shall be equal to the lesser of [**].

4.3                                 Segment Fees.   During the Term of the Agreement, Worldspan will pay Orbitz Base Segment Fees in accordance with the following:

(a)                                  As an inducement for Orbitz to book Segments through the Worldspan System and subject to Section 4.3(b), for each calendar month during the period commencing on the Effective Date and continuing through the remainder of the Term of this Agreement, Worldspan will pay Orbitz the Adjusted Segment Fee for each Net Segment for that month.  However, [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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[**].

(b)                                 Retroactive to June 4, 2001 and continuing until July 31, 2003, this Section shall apply to Net Air Segments and Booking Fees of Charter Airlines.  In determining the number of Net Air Segments of Charter Airlines, Worldspan will include ninety-five percent (95%) of the Net Air Segments booked by Orbitz users on Charter Airlines.  The remaining five percent (5%) of the Net Air Segments booked by Orbitz users on Charter Airlines will not be taken into consideration in determining the Adjusted Segment Fee payable to Orbitz.  In addition, Worldspan will pay Orbitz a fee equal to five percent (5%) of the Booking Fees paid by Charter Airlines to Worldspan for Net Air Segments.  This Section 4.3(b) shall not apply to the following: (i) any Net Air Segments or Booking Fees from a Charter Airline that implements a direct connection to Orbitz; (ii) any Charter Airline that ceases to be a Charter Airline; (iii) any Charter Airline that Orbitz is not contractually obligated to pay air segment rebates; (iv) any Net Air Segments or Booking Fees from Charter Airlines after September 30, 2003; or (v) as otherwise agreed by Orbitz and Worldspan.

4.4                                 ITA Subscription Fee.   The parties agree to use their diligent best efforts to reach a definitive agreement by December 31, 2001 whereby Orbitz shall pay Worldspan a subscription fee in exchange for access to Worldspan’s availability information on air carrier seat inventory.

4.5                                 Time of Payment.   Promptly after the end of each calendar month during the Term of this Agreement, WORLDSPAN will submit to Orbitz:

(a)                                  An invoice for all amounts that are payable to WORLDSPAN by Orbitz hereunder for that month.

(b)                                 A report of all amounts that are payable to Orbitz by WORLDSPAN hereunder for that month.

All such amounts, whether payable to WORLDSPAN or Orbitz, will be due and payable within thirty (30) days after the date of the invoice therefor or the report thereof, as the case may be.  However, the Party owing the larger amount to the other Party may, at its discretion and after giving the other Party at least ten (10) days’ notice thereof, set-off the amount owed to it by the other Party against the amount it owes the other Party and pay only the net amount to the other Party.  Any amount payable to either Party that is not paid when due, and any amount that is erroneously paid to either Party and is not repaid within thirty (30) days after that Party receives a written request for repayment, will thereafter bear interest until paid or repaid, as the case may be, at a rate of interest equal to the United States prime rate that, as of the date such amount was due, was then most recently published in the “Money Rates” section of The Wall Street Journal; provided,

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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however, that in no event will such rate of interest exceed the maximum rate allowed by applicable law.

4.6                                 Taxes.   Each Party will be responsible for, and will pay or reimburse the other for, any sales, use, excise, value-added, or similar taxes (but not including taxes on net income or franchise taxes) that are based upon any services, materials or goods provided to that Party hereunder or upon any amounts payable to the other Party hereunder.  Each Party will cooperate with the other in minimizing any applicable taxes, including providing to the other any exemption certificates or other information reasonably requested by the other.

ARTICLE V
Contract Administration

5.1                                 Contract Managers.   Each Party will from time to time appoint, and give the other written notice of the appointment of, an individual (the “Contract Manager” for that Party) who will oversee and manage the performance of that Party’s obligations under this Agreement, will serve as that Party’s primary point of contact with the other Party, and will be authorized to act for and on behalf of that Party with respect to all matters relating to this Agreement.

5.2                                 Periodic Meetings.   In order to facilitate and enhance on-going communications, the Contract Managers will meet on a mutually agreed periodic basis, and at such other times as may be reasonably requested by either of them, to review the Parties’ performance of their obligations under this Agreement and to discuss technical plans, financial matters, system performance, service levels and any other matters related to this Agreement that may be reasonably requested by either Party.

5.3                                 Management Reports.   On at least a calendar monthly basis, WORLDSPAN will provide to Orbitz reports of WORLDSPAN’S performance of its obligations pursuant to this Agreement, including information regarding WORLDSPAN’S performance with respect to the Service Levels and such other information upon which the Parties may mutually agree from time to time.

ARTICLE VI
Security, Confidentiality, and Proprietary Rights

6.1                                 Security.   Each Party will implement and maintain appropriate security measures for its operations in accordance with technological developments and its evolving security needs.  Those appropriate security measures for each Party will include, without limitation, establishing a security policy for its computer network, preventing unauthorized access to its computer systems, implementing administrative security

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controls for its computing operations, installing firewalls in its communications network, protecting its computer resources from insider abuse, having appropriate administrative procedures to ensure that system access capability to its computer systems is given to only authorized users and is promptly withdrawn from terminated employees or other persons who are no longer authorized, establishing a single point of control for responses to incidents involving its security, and monitoring the effectiveness of the security of its computer network.  Neither Party will, or will assist others in efforts to, subvert, compromise, or otherwise interfere with the operations or security of any communications network or computing facility of the other.  Each Party will cooperate with the other in investigating and prosecuting any security breaches that affect or threaten the security of the other.

6.2                                 Confidentiality.   Each Party agrees that all Confidential Information disclosed to it by the other, whether before or after the Effective Date, will be held in strict confidence, will be used only for purposes of this Agreement, will be kept in as secure a location and with as stringent precautions as the receiving Party uses for its own similar information, will be provided only to those employees and agents of the receiving Party who require such access for purposes of this Agreement, and will not be disclosed to any unauthorized person by the receiving Party or any of its employees or agents except with the prior written consent of the disclosing Party or as may be required by legal or regulatory requirements beyond the control of the receiving Party.

6.3                                 Proprietary Rights.   Orbitz acknowledges and agrees that, as between the Parties, the WORLDSPAN System will be and remain the property of WORLDSPAN and that the WORLDSPAN System constitutes and includes trade secrets and proprietary and confidential information of WORLDSPAN.  Orbitz will, and will allow its employees, agents, and Users to, access and use the WORLDSPAN System only for the purposes contemplated by this Agreement.  In addition, Orbitz will not, and will not allow its employees, agents, or Users to, copy, duplicate, reproduce, de-compile, reverse engineer, re-engineer, modify, or disclose in any form the WORLDSPAN System or any portion thereof.  Upon termination of this Agreement for any reason, Orbitz will promptly return to WORLDSPAN any material relating to the WORLDSPAN System that may be in Orbitz’s possession or control.

6.4                                 Orbitz Information.   WORLDSPAN acknowledges and agrees that, as between the Parties, the Orbitz Information shall be deemed the confidential and proprietary information of Orbitz and shall be considered as work-made-for-hire.  To the extent the Orbitz Information is not considered work-made-for-hire, WORLDSPAN hereby assigns upon creation all ownership rights that WORLDSPAN may have or hereafter acquires in the Orbitz Information to Orbitz.  WORLDSPAN shall cooperate with Orbitz in securing, enforcing and otherwise protecting Orbitz’s interest in the Orbitz Information, including, without limitation, by signing all documents reasonably requested by Orbitz.  Upon request by Orbitz, WORLDSPAN shall provide all Orbitz Information in the form, format and manner as may be reasonably requested by Orbitz.  However, notwithstanding the foregoing, WORLDSPAN may disclose Orbitz Information if and to the extent required by

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legal or regulatory requirements and may use aggregate information and statistics reflecting the use of the WORLDSPAN System by means of the Orbitz Website as long as such use is in accordance with applicable legal or regulatory requirements and in accordance with WORLDSPAN’S ordinary and customary business practices.

ARTICLE VII
Termination

7.1                                 Termination for Cause.   In the event that either Party materially defaults in the performance of any of its duties or obligations hereunder and does not substantially cure the default within thirty (30) days after being given written notice specifying the default, or, with respect to any default that cannot reasonably be cured within thirty (30) days, if the defaulting Party fails to proceed promptly after being given such notice to commence curing the default and thereafter to proceed with all due diligence to substantially cure the same, then the Party not in default may, by giving written notice of termination to the defaulting Party at any time thereafter and before the default is substantially cured, terminate this Agreement as of a date specified in the notice of termination.

7.2                                 Termination for Nonpayment.   In the event that either Party defaults in the payment when due of any amount due to the other Party hereunder and does not cure the default within thirty (30) days after being given written notice specifying the default, then the Party not in default may, by giving written notice of termination to the defaulting Party at any time thereafter and before the default is cured, terminate this Agreement as of a date specified in the notice of termination.

7.3                                 Termination for Insolvency.   In the event that either Party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its reorganization, liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other Party may, by giving written notice of termination to such Party, terminate this Agreement as of a date specified in the notice of termination.

7.4                                 Termination for Material Service Level Failure.   In the event that a Material Service Level Failure occurs, then Orbitz may, by giving written notice of termination to WORLDSPAN within [**], terminate this Agreement without any liability as of a date specified in the notice of termination.

7.5                                 Termination Upon a Change-in-Control.   In the event there is a Change-in-Control of Worldspan, then Worldspan, or any successor in interest to Worldspan (the "Successor"), [**] shall [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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[**].  Any failure by Worldspan or a Successor to comply with the foregoing obligations shall constitute a material breach of this Agreement and in such event, not more than [**] following such breach, Orbitz shall have the right to terminate this Agreement pursuant to this Section 7.5 by providing Worldspan with written notice of the termination [**] prior to the effective date of termination specified in the notice.  Such termination is at the sole discretion of Orbitz and is in lieu of any other remedy available at law or in equity.

7.6                                 Termination Assistance.   Upon the expiration or termination of this Agreement for any reason, WORLDSPAN will provide to Orbitz, during any applicable notice period and for up to [**]  [**]  after the expiration or termination, such termination assistance as may be reasonably requested by Orbitz to facilitate the orderly transition of responsibility for the services provided by WORLDSPAN hereunder to Orbitz or its designee.  If and to the extent that the termination assistance is provided after the expiration or termination of this Agreement or otherwise requires resources in addition to those resources then being regularly utilized in performing services hereunder, Orbitz will pay WORLDSPAN for the termination assistance at [**] for the resources used therefor or on such other basis as WORLDSPAN and Orbitz may agree upon at that time.  However, if this Agreement is terminated by WORLDSPAN pursuant to Section 7.1, 7.2 or 7.3 hereof, then WORLDSPAN may, as a condition to WORLDSPAN’S obligation to provide any termination assistance for Orbitz during any month, require Orbitz to pay to WORLDSPAN, prior to the first day of that month, an amount equal to [**].

ARTICLE VIII
Allocation of Risks and Resolution of Disputes

8.1                                 Mutual Indemnities.   Each Party agrees to indemnify, defend, and hold harmless the other Party and its successors, assigns, affiliates, officers, employees, and agents from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and expenses, arising out of any third party claim related to:

(a)                                  Any death or personal injury, or any destruction of or damage to any real or tangible personal property, alleged to have been caused by or on behalf of the indemnifying Party or its employees or agents.

(b)                                 Any infringement of a United States letters patent, a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by statute, by

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

13

common law, or by contract alleged to have occurred as a result of rights conveyed, materials provided, or work performed by or on behalf of the indemnifying Party.

8.2                                 Indemnification Procedures.   Any Party claiming indemnification pursuant to this Agreement will give the indemnifying Party prompt written notice of any matters with respect to which this indemnity may apply, will give the indemnifying Party full opportunity to control the response thereto and the defense thereof, and will provide reasonable cooperation and assistance in connection with the defense and/or settlement of the claim.  However, the indemnified Party may, at its own expense, participate in such defense and in any settlement discussions, either directly or through counsel of its choice.

8.3                                 Disclaimer.   EXCEPT AS EXPRESSLY SET FORTH TN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY INDEMNITIES, WARRANTIES, INDEMNIFICATIONS, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.4                                 Limitations on Liability.   ANY LIABILITY OF EITHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT, NEGLIGENCE, INTENDED CONDUCT, STRICT LIABILITY, OR OTHERWISE, WILL BE LIMITED TO THE OTHER PARTY’S ACTUAL, DIRECT DAMAGES  AND WILL BE SUBJECT TO THE FOLLOWING:

(a)                                  EXCEPT FOR DAMAGES RESULTING FROM THE LIABLE PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FAILURE TO PERFORM ANY OF ITS CONFIDENTIALITY, INDEMNIFICATION, OR PAYMENT OBLIGATIONS HEREUNDER, THE AMOUNT OF DAMAGES RECOVERABLE AGAINST THE LIABLE PARTY FOR ALL EVENTS, ACTS, AND OMISSIONS WILL NOT EXCEED, IN THE AGGREGATE, THE SUM OF [**].

(b)                                 IN NO EVENT WILL THE LIABLE PARTY BE LIABLE FOR (I) ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES, EXCEPTING DAMAGES ARISING OUT OF THE LIABLE PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS ARTICLE VIII, OR (II) ANY DAMAGES THAT COULD HAVE BEEN PREVENTED OR MITIGATED BY THE OTHER PARTY’S TAKING REASONABLE PRECAUTIONS OR FOLLOWING REASONABLE PROCEDURES.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

14

8.5                                 Resolution of Disputes.   In the event of any dispute between the Parties arising from or relating to this Agreement, the Parties will resolve the dispute by using the following procedures:

(a)                                  Upon the request of either Party, the Contract Managers will meet to discuss the dispute, will exchange any information that they mutually agree is relevant to the issues in dispute, and will use all reasonable efforts to resolve the dispute without the need for further proceedings.

(b)                                 If the Contract Managers fail to resolve the dispute within ten (10) business days after the initial request that they meet to resolve the dispute in accordance with subsection (a) above, or mutually conclude in good faith that they are unlikely to resolve the dispute, then, upon the request of either Party, each of the Parties will designate a senior executive, who may be supported by legal and technical advisers, to meet with the senior executive designated by the other Party and negotiate in good faith to resolve the dispute on an amicable basis.

(c)                                  If the designated senior executives fail to resolve the dispute within ten (10) business days after the initial request that they meet to resolve the dispute in accordance with subsection (b) above, or mutually conclude in good faith that resolution through such negotiations does not appear likely, then, upon the request of either Party, the dispute will be submitted to non-binding mediation as set forth herein.  In the mediation process, the Parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations.  The mediator will be selected by agreement of the Parties.  If the Parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association or JAMS/Endispute, or other mutually acceptable reputable dispute resolution firm, at the request of either Party.  Any mediator so designated must be acceptable to both Parties.  The mediation will be conducted as specified by the mediator and agreed upon by the Parties.  The Parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.  The mediation will be treated as a settlement discussion and therefore will be confidential.  The mediator may not testify for either Party in any later proceeding relating to the dispute.  No recording or transcript shall be made of the mediation proceedings.  The mediation shall be conducted in Chicago, Illinois.  Each Party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of the dispute resolution period and mediation.  The fees of the mediator shall be divided evenly between the Parties.

(d)                                 Neither Party may commence any legal action arising out of this Agreement until thirty (30) days after the commencement of the mediation as set forth above, or such shorter period as the Parties may mutually agree in writing.  Notwithstanding the foregoing provisions of this Section 8.5, either Party may seek interim judicial relief, including injunctions, specific performance, and other equitable remedies,

15

to the extent necessary to preserve the status quo or prevent irreparable injury until any related dispute can be resolved as provided in this Section 8.5.

(e)                                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either Party only in the appropriate state or federal courts located in Cook County, Illinois.  Each Party consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

ARTICLE IX
Miscellaneous

9.1                                 Assignment.   This Agreement will be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns.  However, neither Party may, without the prior written consent of the other, assign or transfer this Agreement, or any of its rights or obligations under this Agreement, to any person or entity other than one who (i) merges, consolidates, or otherwise combines with that Party or otherwise acquires all or substantially all of the operating assets of that Party, and (ii) agrees or otherwise becomes legally obligated to comply with and be bound by the provisions of this Agreement to the same extent as that Party.

9.2                                 Notices.   Any notice required or permitted by this Agreement will be deemed given (i) when delivered, if delivered by hand or by facsimile (transmission confirmed), (ii) on the next business day, if sent by overnight courier service for next business day delivery, or (iii) on the third business day, if sent by prepaid United States mail, return receipt requested, in each case to the applicable Party at the address or facsimile number specified as follows:

If to Orbitz:

Orbitz, LLC
200 South Wacker Drive, 19th Floor
Chicago, Illinois 60606
Attention:            President

Facsimile No.: 312-632-1592

with a copy to:

Orbitz, LLC
200 South Wacker Drive, 19th Floor
Chicago, Illinois 60606
Attention:            General Counsel

Facsimile No.: 312-632-1592

16

If to WORLDSPAN:

Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Attention:            President and Chief Executive Officer

Facsimile No.: 770-563-7878

with a copy to:

Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
Attention:            General Counsel

Facsimile No.: 770-563-7878

Either Party may change its address or facsimile number for notice purposes by giving the other Party prior written notice of the new address and/or facsimile number and the date upon which the change will be effective.

9.3                                 Force Majeure.   Neither Party will be responsible or liable for, and that Party will be excused from, any non-performance or delay in the performance of any of its non-monetary obligations under this Agreement if and to the extent that such non-performance or delay (i) is caused by an act of God, natural disaster, civil disturbance, or any other factor beyond the control of that Party, whether or not foreseeable, and (ii) could not have been prevented by that Party’s taking normal and customary precautions.  In the event that either Party is excused from the performance of its obligations pursuant to this Section, then that Party will use all efforts that are practicable under the circumstances to resume performance of its obligations as soon as feasible.

9.4                                 Further Assurances.   Each Party agrees to execute, acknowledge, and deliver such further instruments and documents, and to do such other acts and things, as may be required by law or reasonably requested by the other Party to carry out the full intent and purposes of this Agreement.

9.5                                 Press Releases.   Neither Party will issue any press release or other public communication that mentions the other, or uses any copyright, trademark, service mark, or trade name of the other, without the prior approval of the other, except that each Party may make announcements intended solely for internal distribution at that Party and may make any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of that Party.

17

9.6                                 Non-Solicitation.   Each Party agrees that, during the Term of this Agreement and for [**] thereafter, neither it nor any affiliate of it will, except with the prior written consent of the other Party, solicit for employment [**] by the other Party or any affiliate of the other Party if that individual was involved in the performance of this Agreement.  The foregoing shall not restrict the general solicitation or recruiting activities by either Party.

9.7                                 Third Party Beneficiaries.   This Agreement is for the benefit of the Parties and is not intended to confer any rights or benefits on any third party, including any employee or creditor of either Party.

9.8                                 No Waiver; Cumulative Remedies.   No delay on the part of either Party in exercising any right, power or privilege hereunder will operate as a waiver thereof.  No waiver on the part of either Party of any such right, power or privilege will preclude any further exercise thereof or the exercise of any other such right, power or privilege.  All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

9.9                                 Construction.   The Article, Section and similar headings used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  Any references in this Agreement to an Article, Section, or Schedule is to that Article or Section of, or that Schedule to, this Agreement, unless otherwise specified.  As used in this Agreement, the words “hereof” or “hereunder” or other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified.

9.10                           Severability.   Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without either invalidating the remaining provisions hereof, to the extent that such remaining provisions are capable of substantial performance, or affecting the validity or enforceability of such provision in any other jurisdiction.

9.11                           Counterparts.   This Agreement may be executed in multiple counterparts, each of which will be an original and all of which will together constitute one single agreement between the Parties.

9.12                           Governing Law.   This Agreement will be governed by, and will be construed and enforced in accordance with, the laws, other than choice of law rules, of the State of Illinois.

9.13                           Amendments.   This Agreement may be amended only by a written document signed by an authorized representative of each of the Parties.  No waiver or discharge hereof will be valid unless in writing and signed by an authorized representative of the Party against which the waiver or discharge is sought to be enforced.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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9.14                           Entire Agreement.   This Agreement, including the Schedules hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

9.15                           Audit Rights.   During the Term of this Agreement and for one (1) year thereafter, WORLDSPAN agrees to keep all usual and proper records and books of account relating to the products and services provided by WORLDSPAN and operation of the WORLDSPAN System pursuant this Agreement.  Once each calendar quarter during the Term of the Agreement, and upon thirty (30) days prior written notice to WORLDSPAN, Orbitz may have an auditor inspect the records and other information collected, generated or maintained by WORLDSPAN arising out of or in connection with the provision of the services pursuant to this Agreement, during WORLDSPAN’S normal business hours, for the purpose of determining the accuracy of the charges, expenses, costs, fees, service levels, and otherwise determining WORLDSPAN’S compliance with this Agreement.  Orbitz shall pay for all the costs of such inspection, including all reports and any other information supplied.  Information disclosed to Orbitz or to its auditing representative in the course of such inspection shall be subject to the confidentiality requirements of this Agreement.

IN WITNESS WHEREOF, each of Orbitz and WORLDSPAN has caused this Agreement to be executed by its duly authorized representative.

ORBITZ, LLC		WORLDSPAN, L.P.

By:	/s/ Steve Hafner	By:	/s/ Susan J. Powers

Title: Vice President Business Development		Title: Senior Vice President-eCommerce

19

Schedule A

Definitions

1.                                       “Adjusted Segment Fee” means [**].

2.                                       “Aggregate Segments” means, for any applicable time period, the sum of (i) the Net Segments for that period, plus (ii) the number of direct or through flights booked during that period by means of the Orbitz Website through the WORLDSPAN System for which [**] , as determined by the WORLDSPAN System, plus (iii) any other segments mutually agreed upon by Orbitz and Worldspan.

3.                                       “Air Segment” means each direct or through flight booked by means of the Orbitz Website through the WORLDSPAN System for which [**], as determined by the WORLDSPAN System.

4.                                       “Airline Direct Connect Segment” means an Air Segment that is designated by an air carrier, Worldspan and Orbitz as constituting an Airline Direct Connect Segment.

5.                                       “Available” means, with respect to the WORLDSPAN System [**] the WORLDSPAN System is capable of performing [**].

6.                                       “Base Segment Fee” means, for any calendar month, (i) for a Net Car Segment or a Net Hotel Segment, [**], and (ii) for a Net Air Segment, the amount set forth in the following table for the number of Net Segments for the Contract Year in which that month falls [**].

Contract Year Net Segments	Net Air Segment Base Segment Fee
[**] or more	$[**]
[**] to [**]	$[**]
[**] or less	$[**]

Effective as of [**] , “Base Segment Fee” means, for any calendar month, (i)

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

                for a Net Car Segment, the amount set forth in Table 1 for the number of Net Car Segments for the Contract Year in which that month falls [**], and (ii) for a Net Air Segment, the amount set forth in Table 2 for the number of Net Air Segments for the Contract Year in which that month falls [**], and (iii) for a Net Hotel Segment, the amount set forth in Table 3 for the number of Net Hotel Segments for the Contract Year in which that month falls [**]:

Table 1

Contract Year Net Car Segments	Net Car Segment Base Segment Fee
[**] or more	$[**]
[**] to [**]	$[**]
[**] or less	$[**]

Table 2

Contract Year Net Air Segments	Net Air Segment Base Segment Fee
[**] or more	$[**]
[**] to [**]	$[**]
[**] to [**]	$[**]
[**] or less	$[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Table 3

Contract Year Net Hotel Segments	Net Hotel Segment Base Segment Fee
[**] or more	$[**]
[**] to [**]	$[**]
[**] to [**]	$[**]
[**] to [**]	$[**]
[**] or less	$[**]

[**]

7.                                       “Booking Engine Providers” means Datalex Limited or any other company that Orbitz may engage from time to time to provide the booking engine for the Orbitz Website.

8.                                       “Booking Fees” means the rates charged by Worldspan to participating air carriers for airline passenger segments booked through the Worldspan System based on the

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

participating carriers’ service levels and as published by Worldspan from time to time.  Booking Fees do not include usage fees, fees for special services, or other ancillary fees.

9.                                       “Car Segment” means each car rental booked by means of the Orbitz Website through the WORLDSPAN System for which [**] , as determined by the WORLDSPAN System.

10.                                 “Change-in-Control” shall be deemed to exist if affiliates of Delta Air Lines, Inc.  (“Delta”), Northwest Airlines, Inc.  (“Northwest”) or American Airlines, Inc.  (“American”) collectively no longer hold more than fifty percent (50%) of the voting interest in Worldspan or if Worldspan is combined with another entity of which affiliates of Delta, Northwest and/or American collectively do not hold more than fifty percent (50%) of the voting interests of the combined entity.  In addition, a “Change-in-Control” will be deemed to exist if more than fifty percent (50%) of the voting interest of Worldspan is acquired by another CRS.  Notwithstanding any of the foregoing, an initial public offering of Worldspan shall not constitute a “Change-in-Control.”

11.                                 “Charter Airline” means the air carrier set forth in Schedule D for the period set forth in Schedule D.

12.                                 “Contract Manager” has the meaning specified in Section 5.1.

13.                                 “Contract Year” means a 12-month period of time commencing on the January 1 or any anniversary thereof, provided that the initial Contract Year shall be a partial year commencing on the Effective Date and continuing through December 31, 2001. Notwithstanding the foregoing, for purposes of Section 4.3(a), the initial Contract Year shall be a partial year retroactive to June 4, 2001 and continuing through December 31, 2001.

14.                                 “Confidential Information” means, with respect to either Party, any proprietary business or technical information of that Party, including any know-how, data, drawings, specifications, software, listings, source code, object code, customer lists, financial information, business plans, marketing concepts, and business relationships, including the terms of this Agreement, regardless of the form in which, such information is communicated or maintained and whether or not such information constitutes a trade secret.  However, Confidential Information will not include any information that (i) at the time of disclosure by the disclosing Party was already rightfully known by the receiving Party without any obligation of confidentiality, (ii) is or becomes generally available to the public other than through any wrongful act or omission by the receiving Party, (iii) is developed by the receiving Party independently of any Confidential Information it may have received from the disclosing Party, or (iv) the receiving Party receives from a third party free to make such disclosure without breach of any legal obligation.

15.                                 “CRS” means a computer reservations system operated by WORLDSPAN, Sabre, Galileo, Amadeus, Abacus, Infini, Axxess, or any other company that [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

16.                                 “CRS Segment” means each (a) direct or through flight, (b) car rental or (c) hotel stay, to the extent any of the foregoing is booked by means of the Orbitz Website through a CRS.  “CRS Segment” does not include an Airline Direct Connect Segment.

17.                                 “Corporate User” means any corporation, partnership, limited liability company or other business entity to whom Orbitz provides travel related services for such entity’s own internal use via a corporate travel-oriented micro site of the Orbitz Website developed, owned and operated by Orbitz.

18.                                 “Customer Service Center Provider(s)” means Precision Response Corporation or any other company or companies that Orbitz may engage from time to time to provide customer service center services for the Orbitz Website.

19.                                 “Daily Average Internal Response Time” means, for each day, (i) for Standard Messages, [**] and (ii) for PowerShopper Messages, [**].

20.                                 “Domestic Air Travel” means air travel for which both the departing and arriving locations, as well as any intermediate stops, are within the 48 contiguous states of the continental United States.

21.                                 “Domestic Fares Provider(s)” means ITA Software, Inc.  or any other company or companies that Orbitz may engage from time to time to provide Domestic Air Travel fares and pricing information for the Orbitz Website.

22.                                 “Effective Date” has the meaning specified in Section 1.2.

23.                                 “Fulfillment Provider(s)” means e-Travel Experts, Inc.  or any other company or companies that Orbitz may engage from time to time to provide fulfillment services for the Orbitz Website.

24.                                 “Hotel Segment” means each hotel stay booked by means of the Orbitz Website through the WORLDSPAN System for which WORLDSPAN receives a discrete payment from the applicable hotel company, as determined by the WORLDSPAN System.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

25.                                 “Internal Response Time” means, for a given Message, [**].

26.                                 “Material Service Level Failure” means any of the following:

(a)                                  The Monthly System Availability of the WORLDSPAN System is below [**] % for any [**] in any period of [**] consecutive calendar months during the Term of this Agreement.
(b)                                 The Monthly System Availability of the WORLDSPAN System is below [**] % for [**]  during the Term of this Agreement and has been below [**] % for [**] previous calendar months during the Term of this Agreement.
(c)                                  The Monthly Average Internal Response Time for Standard Messages is greater than [**] for [**]  during the Term of this Agreement and has been greater than [**] for [**] during the Term of this Agreement.
(d)                                 The Monthly Average Internal Response Time for PowerShopper Messages is greater than [**] for [**]  during the Term of this Agreement and has been greater than [**] during the Term of this Agreement.
(e)                                  WORLDSPAN fails to substantially comply with any applicable Service Level set forth in Section 3 of Schedule B more than [**] during any period of [**] [**] during the Term of this Agreement.

27.                                 “Message” means each electronic transmission to the WORLDSPAN System generated by the Response Time Monitor, Orbitz, the Orbitz Website, any employee, agent, or contractor of Orbitz, or any User, and the associated response.  The types of Messages as of the Effective Date are set forth on Schedule C.

28.                                 “Migration Costs” mean the increased costs incurred by Orbitz for hardware and software necessitated by the migration from the system and platform operated by Worldspan immediately prior to a Change-in-Control to Worldspan’s successor system and platform.  Migration Costs also include applications development efforts incurred by Orbitz and required to migrate the then existing Orbitz product to Worldspan’s successor computer reservation system.

29.                                 “Monthly Average Internal Response Time” means, for each calendar month, (i) for Standard Messages, [**] and (ii) for PowerShopper Messages, [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

30.                                 “Monthly System Availability” means, for each calendar month, the percentage obtained by dividing (i) the aggregate time that the WORLDSPAN System is Available during that month, by (ii) the total time during that month less any Scheduled Downtime during that month and any time during that month that the WORLDSPAN System was not Available as a result of unplanned telecommunication outages or other causes outside of WORLDSPAN’S control.

31.                                 “Net Air Segments” means, for any applicable time period, the number of Air Segments booked during that period less the number of Air Segments cancelled during that period, as determined by the WORLDSPAN System.  “Net Air Segments” shall not include Airline Direct Connect Segments.

32.                                 “Net Car Segments” means, for any applicable time period, the number of Car Segments booked during that period less the number of Car Segments canceled during that period, as determined by the WORLDSPAN System.

33.                                 “Net Hotel Segments” means, for any applicable time period, the number of Hotel Segments booked during that period less the number of Hotel Segments cancelled during that period, as determined by the WORLDSPAN System.

34.                                 “Net Segments” means, for any applicable time period, all of the Net Air Segments, Net Car Segments, and Net Hotel Segments for that period.

35.                                 “Orbitz” has the meaning specified in the introductory paragraph of this Agreement.

36.                                 “Orbitz Information” means any and all information [**] by WORLDSPAN arising out of or in connection with and reflecting [**] of the Orbitz Website, including, without limitation, [**] of the WORLDSPAN System in conjunction with the Orbitz Website, including any associated response time or performance monitoring information that is specific to Orbitz, but not including more comprehensive information reflecting the overall usage and operation of the WORLDSPAN System, which information may include, but shall not be limited to, such usage and operation in conjunction with the Orbitz Website.

37.                                 “Orbitz Website” means the consumer-oriented Internet travel portal to be developed, owned, and operated by Orbitz, including any related or successor Internet sites.

38.                                 “Party” has the meaning specified in the preamble of this Agreement.

39.                                 “Peak Period” means, for each 24 hour day, the period of [**] during that day when the WORLDSPAN System processes the most messages.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

40.                                 “Performance-Based Segment Fee” means any amount determined as such in accordance with the applicable provisions of Schedule B.

41.                                 “PowerShopper Average” means, for any calendar month, the number obtained by dividing (i) the number of PowerShopper Messages received by the WORLDSPAN System during that month, by (ii) the number of Net Air Segments booked through the WORLDSPAN System during that month.

42.                                 “PowerShopper Message” means a Message received by the WORLDSPAN System that accesses or initiates PowerShopper, Power Pricing, Low Fare Finder, or any similar functionality that finds the lowest or most suitable fare within the WORLDSPAN System.

43.                                 “PowerShopper Percentage” means, with respect to a given calendar month, (i) for each month until the beginning of the Term of this Agreement, 100%, and (ii) for each month thereafter, the percentage set forth in the following table for the PowerShopper Average for that month.

PowerShopper Average	PowerShopper Percentage
[**] or less	[**]
more than [**], but no more than [**]	[**]
more than [**], but less than [**]	[**]
[**] or more	[**]

44.                                 “Response Time Monitor” has the meaning specified in Section 2(d) of Schedule B.

45.                                 “Scheduled Downtime” means any periods of time when the WORLDSPAN System is scheduled to not be Available; provided, however, [**].

46.                                 “Segment” means an Air Segment, Car Segment, or Hotel Segment.

47.                                 “Service Level” means any Service Level set forth in Schedule B.

48.                                 “Standard Message” means any Message other than a PowerShopper Message.

49.                                 “Term” has the meaning set forth in Section 1.2.

50.                                 “User” means any person who uses the Orbitz Website.

51.                                 “Weighted Message Unit” means a unit of measurement for Messages that reflects the [**], as determined in accordance with the methodology used by WORLDSPAN in the ordinary course of its business for that purpose.  The number of Weighted Message Units for a given Message is determined by

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

the Message Weight for that type of Message.  Unless and until the Parties otherwise mutually agree, the Message Weight for each of the types of Messages set forth on Schedule C will be as set forth on Schedule C.  However, as WORLDSPAN adds new functionality to the WORLDSPAN System, it may establish new types and categories of Messages and, for each new type or category of Message, determine a Message Weight that is [**].

52.                                 “WORLDSPAN” has the meaning specified in the introductory paragraph of this Agreement.

53.                                 “WORLDSPAN Actual Cost” means, [**].

54.                                 “WORLDSPAN System” means the computer reservations systems operated by WORLDSPAN and containing the following functionality:

(a)                                  Mainframe transaction processing and electronic distribution of travel information, such as schedules, availability, fares, pricing, and negotiated rates for various travel suppliers.
(b)                                 Providing booking capability for air, car, and hotel reservations and other travel-related services.
(c)                                  Enabling the issuance of paper and electronic tickets and other travel-related documents.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Schedule B

Service Levels

1.                                       System Availability.

The Service Level for System Availability is for the Monthly System Availability of the Worldspan System to be at least [**] % during [**]  during the Term of this Agreement.

In the event that the Monthly System Availability of the Worldspan System is less than [**] % during any calendar month during the Term of this Agreement, the Parties agree that [**]:

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

2.                                       Internal Response Time.

(a)                                  Standard Messages.  The Service Level for Internal Response Time for Standard Messages is for the Monthly Average Internal Response Time for Standard Messages for [**] during the Term of this Agreement to be no more than [**].
In the event that the Monthly Average Internal Response Time for Standard Messages for [**]  during the Term of this Agreement is greater than [**], the Parties agree that [**]:

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

(b)                                 PowerShopper Message.  The Service Level for Internal Response Time for PowerShopper Messages is as follows:
(1)                                  For [**] during the Term of this Agreement during which WORLDSPAN does not provide Domestic Air Travel fares and pricing information for the Orbitz Website, the Monthly Average Internal Response Time for PowerShopper Messages will be no more than [**].
In the event that the Monthly Average Internal Response Time for PowerShopper Messages for [**] during the Term of this Agreement is greater than [**], the Parties agree that [**]:
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

(2)                                  For each [**] during the Term of this Agreement during which WORLDSPAN does provide Domestic Air Travel fares and pricing information for the Orbitz Website, the Monthly Average Internal Response Time for PowerShopper Messages will be no more than [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

In the event that the Monthly Average Internal Response Time for PowerShopper Messages for [**] [**] during the Term of this Agreement is greater than [**], the Parties agree that [**]:

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

(c)                                  Unforecast Demand.  Notwithstanding anything to the contrary, if the number of Net Segments booked by means of the Orbitz Website through the WORLDSPAN System [**], then the foregoing provisions of this Section 2 will not be applicable [**].
(d)                                 Response Time Monitor.  The Parties acknowledge that, as of the Effective Date, WORLDSPAN measures Internal Response Time through the use of monitoring tools internal to the WORLDSPAN System.  In order to augment, not replace, WORLDSPAN’S internal system for measuring Internal Response Time, ORBITZ, its supplier or contractors, will develop a system (the “Response Time Monitor”) for measuring Internal Response Time external to the WORLDSPAN System, all in accordance with the following:
(1)                                  The Response Time Monitor will be designed to measure Internal Response Time external to the WORLDSPAN System by simulating a request from the Orbitz Website booking engine for five or more common customer queries.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(2)                                  WORLDSPAN will have the right to validate the operability of the Response Time Monitor prior to implementation and to approve the testing procedures as well as the format of the results.  The measurements performed by the Response Time Monitor shall be made on a continuous basis, twenty-four hours per day, seven days per week, so long as that can be done without compromising the performance of the WORLDSPAN System.  The Internal Response Time shall be determined during the Peak Period for each twenty-four hour day.  Each Party will have unlimited access to the data produced by the Response Time Monitor.
(3)                                  [**].

3.                                       Escalation Procedures.  The Service Level for WORLDSPAN’S response to reported problems with the WORLDSPAN System will be based on the severity of the problem, as reasonably determined by Orbitz, in accordance with the following:

Severity Level	Description	Service Level
0	WORLDSPAN System down	[**]
1	Serious business impact, e.g., message response times materially exceeding Service Levels	[**]
2	Less serious business impact, e.g., flight information unavailable	[**]
3	Nuisance, e.g., unable to retrieve non-critical backup information	[**]

4.                                       Change Management.  The Parties will develop and mutually agree upon a change management process that will, among other things, provide for the following:

(a)                                  WORLDSPAN will notify Orbitz of any scheduled changes to the WORLDSPAN System that are reasonably anticipated to materially affect Orbitz at least [**] prior to the change and will consult with Orbitz’s operations staff as to the timeframe for the change.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

(b)                                 Orbitz will notify WORLDSPAN of any scheduled changes to Orbitz’s systems or business operations (e.g., promotions) that are reasonably anticipated to materially affect WORLDSPAN at least [**]  prior to the change and will consult with WORLDSPAN’S operations staff as to the timeframe for the changes.
(c)                                  Notwithstanding the foregoing, the Parties may make emergency changes that are required to protect the integrity of their respective systems without giving the notice described above, but each Party will use reasonable business efforts to notify the other of any such emergency change as soon as practicable.

5.                                       Functionality.  WORLDSPAN agrees to use reasonable business efforts so that the functionality included within the WORLDSPAN System that is necessary for Orbitz’s business operations continues to be fully functional.  In particular, [**].

6.                                       Equivalent Services.  In addition to the specific Service Levels specified above, during the Term of this Agreement:

(a)                                  WORLDSPAN will provide Orbitz with Monthly System Availability that is [**].
(b)                                 WORLDSPAN will provide Orbitz with Internal Response Time that is [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Schedule C

Message Weights

Message Type	Message Weight
Category 1	[**]

[**]

Category 1	[**]

Category 2	[**]

[**]

Category 3	[**]

[**]
[**]
[**]
[**]
[**]

Category 4	[**]

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

C-1

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

C-2

Schedule D

Charter Airlines

Airline	Effective Date	Expiration Date
Aeromexico	18-Jun-01	17-Jun-04
Air France	21-May-01	21-May-02
Air Jamaica	12-May-00	12-May-01
Air New Zealand	20-Apr-01	20-Apr-02
Alaska Air Group	8-Aug-01	8-Aug-02
Aloha	5-Jan-01	5-Jan-04
All Nippon	13-Aug-01	13-Aug-02
American	19-May-01	17-May-11
Ansett	20-Apr-01	20-Apr-02
Asiana	2-Apr-01	2-Apr-02
Canada 3000	1-Feb-01	1-Feb-04
Cathay Pacific	12-Jul-01	12-Jul-02
China Airlines	16-Jul-01	16-Jul-02
Continental	19-May-01	17-May-11
COPA	22-Nov-00	22-Nov-01
CSA Czech	22-May-01	22-May-02
Delta	19-May-01	17-May-11
El AI	1-Aug-01	1-Aug-02
EVA	15-Nov-00	15-Nov-01
Hawaiian	15-Dec-00	15-Dec-03
Iberia	3-Mar-01	3-Mar-02
Japan Airlines	26-Jul-01	26-Jul-02
KLM	(same as NW)
Korean Air	30-Apr-01	30-Apr-02
Lan Chile	18-Dec-00	18-Dec-01
Lan Peru	21-May-01	21-May-02
LOT Polish	1-Jun-01	1-Jun-02
Lufthansa	15-Mar-01	15-Mar-02
Mexicana	15-May-00	15-May-03
Midway	1-Apr-01	31-Mar-04
Midwest Express	1-Jun-01	31-May-04
National	7-May-01	6-May-04
Northwest	19-May-01	17-May-11

D-1

Qantas	13-Aug-01	13-Aug-02
Sabena	1-Jun-01	1-Jun-02
SAS	5-Jul-01	5-Jul-02
Singapore	29-Jan-01	29-Jan-02
South African Airways	13-Jun-01	13-Jun-02
Spirit	8-Jan-01	8-Jan-04
Swissair	1-Jun-01	1-Jun-02
TWA	19-May-01	17-May-11
United	19-May-01	17-May-11
US Airways	27-Jun-00	27-Jun-03
Uzbekistan Airways	22-Dec-00	22-Dec-01
Vanguard	5-Jun-00	5-Jun-03
Varig	22-May-00	22-May-01
Virgin	16-Jul-01	16-Jul-02

D-2

Execution Copy

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED AGREEMENT

FOR CRS ACCESS AND RELATED SERVICES

This FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT FOR CRS ACCESS AND RELATED SERVICES (this “Amendment”), dated as of December 13, 2002 (“Amendment Effective Date”), is between Worldspan, L.P., a Delaware limited partnership, (“Worldspan”) and Orbitz, LLC, a Delaware limited liability company (“Orbitz”).

WHEREAS, Orbitz and Worldspan entered into that certain Amended and Restated Agreement for CRS Access and Related Services dated as of November 1, 2001 (the “Agreement”); and

WHEREAS, Orbitz and Worldspan desire to amend the Agreement as set forth herein;

NOW, THEREFORE, Orbitz and Worldspan hereby agree to amend the Agreement as follows:

1.             The “WHEREAS” clauses are hereby restated in their entirety to provide as follows:

“WHEREAS, Orbitz operates various businesses offering travel-related products and services to the end-user community as well as to the travel industry;

WHEREAS, among its other businesses, Orbitz provides travel end-users with a consumer-oriented Internet travel portal under the “Orbitz.com” domain name through which they can complete the booking of air travel, hotel accommodations, car rentals, and other travel products (such portal, and any related, private labeled or successor Internet sites, such as “Orbitz for Business,” that are controlled by Orbitz, the “Orbitz Website”);

WHEREAS, Orbitz also provides or may in the future provide to travel professionals in the travel industry certain travel-related products and services that are not oriented to a consumer end-user and that do not use or access the Orbitz Website, including, without limitation, travel agent desktop tools and other products and services intended for use by travel agents, corporate travel managers and other travel professionals, (“Industry Services”);

WHEREAS, in connection with its Orbitz Website business, Orbitz has selected Worldspan to provide access to and use of the computer reservations systems operated by Worldspan as provided in this Agreement, and has selected other

2

companies to provide the booking engine, fulfillment services, customer service center, and other products and services required by Orbitz for the Orbitz Website;

WHEREAS, it is the intent of the parties that this Agreement shall govern the provision of such services to Orbitz and the use of the Worldspan System, but only in connection with the Orbitz Website business, and not in connection with Industry Services or any other business that Orbitz operates or may operate.”

2.                                       Section 2.1 is hereby restated in its entirety to provide as follows:

                                                “2.1         CRS Access.  During the Term of this Agreement, Worldspan will provide Orbitz, as well as the Booking Engine Provider, the Customer Service Center Provider, the Fulfillment Provider, ITA and any other third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website and that require such access in order to provide those products or services, with access to the Worldspan System (including, without limitation, Availability Data Services) for the purposes of the operation of the Orbitz Website and in accordance with the provisions of this Agreement.  Orbitz is authorized to access Availability Data Services, for the purposes of processing any Supplier Link Segments as set forth in Sections 2.10 and 4.7 herein and as otherwise in a manner that is consistent with this Agreement.”

3.             A new Section 2.10 is hereby added to the Agreement to provide as follows:

                                                “2.10 Authorization to Use the Availability Data Services for Supplier Link Segments.

                                                (a)           During the Term of this Agreement and subject to Section 4.7, Worldspan will provide Orbitz, as well as the Booking Engine Provider, the Customer Service Center Provider, the Fulfillment Provider, ITA and any other third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website, access to the Availability Data Services in connection with an Orbitz offering made to any User using the Orbitz Website; provided, however, that Orbitz is not authorized to access the Worldspan System or the Availability Data Services in connection with any contract or agreement with a Worldspan Customer for the purpose of providing such Worldspan Customer access to the Orbitz Website, unless Orbitz has obtained Worldspan’s prior written consent.  For the avoidance of doubt, the license in the previous sentence does not authorize the use or remarketing of Availability Data Services other than for the Orbitz Website.

                                                (b)           Orbitz may terminate use of the Availability Data Services upon [**] prior written notice to Worldspan.  Worldspan may terminate provision of the Availability Data Services to or on behalf of Orbitz upon the earlier of [**] .”

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

3

4.     Section 3.2 is hereby restated in its entirety to provide as follows:

                                                “Use of Worldspan System.  Orbitz has incorporated the Worldspan System into the Orbitz Website and will use reasonable business efforts to encourage Users to book travel by means of the Orbitz Website so as to generate Net Segments booked through the Worldspan System.  For the avoidance of doubt, the foregoing sentence shall not impair or restrict Orbitz’ right to encourage Users to book travel through Supplier Link Segments, provided that such bookings are consistent with Orbitz’ obligations under this Agreement.

                                                (a)           Effective [**] , Orbitz agrees (i) to cause not less than one hundred percent (100%) of all Non-Direct Connect Car Segments and (ii) to cause not less than one hundred percent (100%) of all Airline Non-Direct Connect Segments booked on behalf of all Users, including Corporate Users, by means of the Orbitz Website to be booked through the Worldspan System.

(b)           In the event the number of Adjusted Quarterly Net Segments booked through the Worldspan System falls below the Applicable Quarterly Minimum set forth below in any calendar quarter commencing with the calendar quarter[**].

Calendar Quarter	Applicable Quarterly Minimum
Quarter ending March 31	[**]
Quarter ending June 30	[**]
Quarter ending September 30	[**]
Quarter ending December 31	[**]

For purposes of the foregoing calculation, the number of Net Segments (if any) by which the Applicable Quarterly Minimum is exceeded in a particular calendar quarter shall be carried forward and applied to the next subsequent calendar quarter in such calendar year.  The number of Net Segments in a particular calendar quarter plus the number of [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

4

[**].

Notwithstanding the foregoing, no Minimum Segment Fee shall be payable by Orbitz for a given calendar quarter, even if the total number of Adjusted Net Segments in such calendar quarter does not equal or exceed the Applicable Quarterly Minimum, if, either (i) Orbitz has not booked any Airline Direct Connect Segments or Direct Connect Car Segments in such calendar quarter and processes 100% of Orbitz’ air and car bookings through Worldspan, or (ii) (A) a Safe Harbor Event has occurred, (B) Orbitz has provided notice to Worldspan of such Safe Harbor Event within 20 days following its occurrence, (C) Orbitz has not provided notice to Worldspan of a prior Safe Harbor Event during such calendar year, and (D) beginning on the fifth business day following Orbitz’ provision of such notice to Worldspan, for the remainder of the calendar quarter and until the end of the calendar year (or such earlier time as Orbitz declares, by written notice to Worldspan, the conclusion of the Safe Harbor Event), Orbitz has eliminated all Airline Direct Connect Segments and all Direct Connect Car Segments and processes 100% of Orbitz’ air and car bookings through Worldspan.

                                                (c)           Orbitz agrees [**].  Orbitz will use reasonable business efforts to prevent unauthorized or improper use of or access to the Worldspan System and to ensure that its employees, agents, third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website, and Users access and use the Worldspan System in compliance with all reasonable instructions provided by Worldspan, including the following:

(i)                                     The Worldspan System may not be used to transmit personal messages, make speculative or improper bookings, train anyone other than Orbitz employees, agents, or Users, or publish or disseminate a compilation of air carrier service or other information.

(ii)                                  Proper and permitted use of the Worldspan System, including data and services provided through such system, consists of (i) using the Availability Data Services with respect to one or more Airline Direct Connect Customers for purposes of and consistent with this Agreement, (ii) making proper and legitimate reservations and booking Segments, (iii) issuing travel documents related to such Segments, and (iv) performing

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

5

                                                normal accounting and record keeping functions, all of the foregoing only in accordance with rules and regulations issued from time to time by Worldspan and subject to the terms and conditions of this Agreement.  Improper use of the Worldspan System includes, without limitation, making speculative or improper bookings, reserving space in anticipation of demand, and improper creation or modification of records.

(iii)                               Orbitz shall not use or access the Worldspan System, including data and services provided through such system, without Worldspan’s prior written consent (i) to make bookings on any CRS other than Worldspan, (ii) to make bookings on any airline or other reservation system (except as permitted in Section 2.10), (iii) to develop or test software applications, including without limitation, booking engines, corporate booking programs, FLIFO-type products, fares and pricing tools, caching products, travel agent desktop tools, and airline hosting applications (which such prior written consent shall not be unreasonably withheld), or (iv) in any other manner that is not expressly permitted hereunder or is unauthorized or improper.

(iv)                              Orbitz’ employees, agents, and Users may not enter passive bookings (e.g., GC, HK, MK or BK codes) into the Worldspan System when no corresponding space has been reserved with the corresponding travel supplier’s internal reservations system.  Any passive bookings will be removed from the Worldspan System if the corresponding space is cancelled.

(v)                                 The material and information supplied by Worldspan will not be manipulated in a manner that would lead to inaccurate, misleading, or discriminatory presentation of information to consumers.

(vi)                              Orbitz will promptly report to Worldspan any incidents of suspected unauthorized access to or use of the Worldspan System and will use reasonable commercial efforts to curtail access to or use of the Worldspan System by any User upon Worldspan’s reasonable request.

(vii)                           Other than as described in Section 2.10, Section 4.7(c), or as may be mutually agreed in writing by the parties, Orbitz shall not, effective [**] , use the Worldspan System to service Supplier Link Segments, including but not limited to, such services as PNR storage, queues, profiles, fares and pricing systems, Auto Re-Issues or Rapid Re-Price.  Also, Orbitz shall not use the Worldspan System to search for fares, rates, schedules or itineraries that involve Airline Direct Connect Segments.”

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

6

5.               Section 4.4 of the Agreement is hereby restated in its entirety to provide as follows:

“4.4  [Intentionally Deleted]”

6.               A new Section 4.7 is hereby added to the Agreement to provide as follows:

                                                “4.7  Supplier Link Conditions and Processing Fee.

                                                (a)           Effective [**], within [**]  after the Implementation Date for an Airline Direct Connect Customer, Orbitz shall discontinue all access, either directly or through ITA, to the Worldspan System with respect to Supplier Link Segments for such Airline Direct Connect Customer.  In the event Orbitz or ITA, acting at the direction and on behalf of Orbitz, as the case may be, continues to generate [**]  for any Airline Direct Connect Customer more than 90 days after the Implementation Date, Orbitz shall [**].

(b)           Orbitz will use its good faith efforts to keep Worldspan’s Contract Manager apprised of the expected Implementation Date for each Airline Direct Connect Customer and each Direct Connect Car Customer no less than [**]  prior to the anticipated Implementation Date, and to coordinate with the Worldspan Contract Manager during such [**].  Following the actual Implementation Date for each Airline Direct Connect Customer and each Direct Connect Car Customer, Orbitz will provide prompt and simultaneous notice thereof to Worldspan’s Contract Manager and the carrier or car rental company, as applicable.  No later than [**]  after the Implementation Date of an Airline Direct Connect Customer, Orbitz will reduce the [**].  Upon implementation of all of the Core Airline Customers as Airline Direct Connect Customers, Orbitz shall[**].

(c)           Notwithstanding Sections 4.7(a) and (b), Orbitz shall discontinue all access, either directly or through ITA, to the Worldspan System with respect to Supplier Link Segments for [**].

7.                                       A new Section 4.8 is hereby added to the Agreement to provide as follows:

                                                “4.8  Minimum Segment Fees.  Commencing [**] and through the balance of the Term of this Agreement, in the event Orbitz does not satisfy

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

7

                                                the minimum Net Segments or minimum Net Car Segments requirements described in subsection (a) or (b) below, Orbitz will pay Worldspan a fee (“Minimum Segment Fee”) calculated as follows:

                                                (a)           In the event Orbitz does not satisfy the requirements of Section 3.2(b) with respect to a particular calendar quarter, then, in addition to all payments under this Agreement, [**].

                                                (b)           In the event Orbitz books a [**] Segment in a particular calendar quarter through a [**] and does not, during such calendar quarter, book at least the minimum Net [**]  Segments set forth below through the Worldspan System (“Applicable Quarterly [**] Segments”), then, in addition to all payments under this Agreement, Orbitz shall pay to Worldspan a [**] equal to the difference between the Applicable Quarterly [**] Segments set forth below and the Adjusted Quarterly [**] Segments (as defined below) for such calendar quarter [**].

                                                For purposes of the foregoing calculation, the number of Net [**] Segments (if any) by which the Applicable Quarterly [**] Segments for a particular calendar quarter is exceeded shall be carried forward and applied to the next [**] subsequent quarter in such calendar year.  The number of Net [**]  Segments in a particular calendar quarter plus the number of excess Net [**] Segments carried forward, if any, from the previous calendar quarter(s) in such calendar year shall be referred to as the “Adjusted Quarterly [**] Segments.”  With respect to the calendar quarter ending March 31, the Adjusted Quarterly [**] Segments shall equal the number of actual  Net [**] Segments booked through the Worldspan System during such calendar year.

For illustration, [**].

                                                Notwithstanding the foregoing, no [**] shall be payable by Orbitz, even if the total number of Adjusted Quarterly [**] Segments for a

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

8

                                                given calendar quarter does not equal or exceed the value set forth below, if, (i) a [**], (ii) [**], (iii) [**], and (iv) [**].

Calendar Quarters in Year	Applicable Quarterly Minimum Net Car Segments
2003	[**]
2004	[**]
2005	[**]
2006	[**]
2007	[**]
2008	[**]
2009	[**]
2010	[**]
2011	[**]

                                                (c)           In the event Orbitz fails to meet both subparagraphs (a) and (b), Orbitz will pay the greater of the [**] set forth in subparagraph (a) or (b).

                                                (d)           Orbitz shall pay the [**] to Worldspan within [**] after the end of the calendar quarter for which the minimum was not achieved.

                                                (e)           In the event Orbitz has paid a [**]  pursuant to subparagraph (a) with respect to the first, second and/or third calendar quarter of a particular calendar year, then such [**] shall be reimbursed by Worldspan to Orbitz within [**] following the conclusion of such calendar year if the number of [**] achieved during such calendar year exceeds the sum of the [**] for the four calendar quarters comprising such calendar year.   In no event shall such reimbursement exceed the [**] actually paid by Orbitz pursuant to subparagraph (a) with respect to such calendar year.

                                                (f)            In the event Orbitz has paid a [**] pursuant to subparagraph (b) with respect to the first, second and/or third calendar quarter of a particular calendar year, then such [**]  shall be reimbursed by Worldspan to Orbitz within [**] following the conclusion of such calendar

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

9

                                                year, if the number of Net [**] Segments achieved during such calendar year exceeds the sum of the Applicable Quarterly [**] Segments for the four calendar quarters comprising such calendar year.  In no event shall such reimbursement exceed the [**] actually paid by Orbitz pursuant to subparagraph (b) with respect to such calendar year.

                                                (g)           If this Agreement terminates in the middle of a calendar quarter, then (A) the [**], if applicable, for the final quarter of this Agreement shall be prorated on a per diem basis based on the Applicable Quarterly [**] requirement for [**] and the Applicable Quarterly [**]  Segment requirement for [**] Car[**] for the quarter in which this Agreement terminates and (B) if the number of [**] or [**], as the case may be, achieved during such calendar year exceeds the sum of the Applicable Quarterly [**] or Applicable Quarterly [**] Segments, respectively, for any prior calendar quarters in such calendar year plus the pro rated requirement calculated pursuant to (A) above, then any  [**] paid by Orbitz with respect to such calendar year shall be reimbursed by Worldspan to Orbitz within [**] following the termination of the Agreement.

                                                (h)           Notwithstanding the foregoing, no [**]  shall apply in any [**]  in which Orbitz terminates the Agreement in accordance with Section [**] .”

8.             Section 9.1 is amended by adding the following to the end thereof:

“Notwithstanding the foregoing, in the event (x) Orbitz merges, consolidates, or otherwise combines with a CRS; or (y) substantially all of the operating assets of Orbitz are acquired by a CRS; Orbitz shall not assign or transfer this Agreement or any of its rights or obligations under this Agreement, without the prior written consent of Worldspan.  In the event Orbitz requests a consent in connection with a proposed transaction described in (x) or (y) above, and Worldspan fails to provide such consent within 10 days of receipt of the request, then such consent shall be deemed to have been denied, and either Orbitz or Worldspan shall have the right to terminate this Agreement, by notice to the other, with such termination not to take effect until the consummation of such proposed transaction.

9.                                       Section 9.15 is hereby restated in its entirety to provide as follows:

                                                “9.15  Orbitz Audit Rights.  During the Term of this Agreement and for one (1) year thereafter, Worldspan agrees to keep all usual and proper records and books of account relating to the products and services provided by Worldspan and operation of the Worldspan System pursuant this Agreement.  Once each calendar year during the Term of the Agreement, and upon twenty (20) days prior written notice to Worldspan, Orbitz may have an auditor inspect the records and other information collected, generated or maintained by Worldspan arising out of or in

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

10

                                                connection with the provision of the services pursuant to this Agreement, during Worldspan ‘s normal business hours, for the sole purpose of determining the accuracy of the charges, expenses, costs, fees, service levels, and otherwise determining Worldspan’s compliance with this Agreement.  Orbitz shall pay for all the costs of such inspection, including all reports and any other information supplied.  Information disclosed to Orbitz or to its auditing representative in the course of such inspection shall be subject to the confidentiality requirements of this Agreement and may not be used for any purpose whatsoever other than the determination of compliance with Worldspan’s obligations under this Agreement.”

10.                                 A new Section 9.16 is hereby added to the Agreement to provide as follows:

                                                “9.16  Worldspan’s Audit Rights.  During the Term of this Agreement and for one (1) year thereafter, Orbitz agrees to keep all usual and proper records and books of account relating to Net Segments and Supplier Link Segments generated by Orbitz, the operation of the Orbitz Website, and other activities and matters pursuant this Agreement.  Once each calendar year during the Term of the Agreement, and upon twenty (20) business days prior written notice to Orbitz, Worldspan may have an auditor inspect the records and other information collected, generated or maintained by Orbitz arising out of or in connection with this Agreement, during Orbitz’ normal business hours, for the sole purpose of determining the accuracy of the calculation of Net Segments and Supplier Link Segments, and otherwise determining Orbitz’ compliance with this Agreement.  Worldspan shall pay for all of the costs of such inspection, including all reports and any other information supplied.  Information disclosed to Worldspan or to its auditing representative in the course of such inspection shall be subject to the confidentiality requirements of this Agreement and may not be used for any purpose whatsoever other than the determination of compliance with Orbitz’s obligations under this Agreement.”

11.           A new Section 9.17 is hereby added to the Agreement to provide as follows:

                                                “9.17       No Conflict.  (a)  Worldspan represents and warrants to Orbitz that neither the execution and delivery of this Agreement nor the performance by Worldspan of its obligations hereunder does or will constitute a breach, default, or violation of any of Worldspan’s obligations under any contract, agreement, license, consent or permit to which it is a party.

                                                (b)           Except as provided in the next sentence, Orbitz represents and warrants to Worldspan that neither the execution and delivery of this Agreement nor the performance by Orbitz of its obligations hereunder does or will constitute a breach, default, or violation of any of Orbitz’s obligations under any contract, agreement, license, consent or permit to which it is a party.  [**]

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

11

[**].”

12.                                 The definition of “Airline Direct Connect Segment” in Schedule A of the Agreement is hereby amended to provide as follows:

                                                “Airline Direct Connect Segment” means each nonstop or direct airline flight booked by means of the Orbitz Website with an Airline Direct Connect Customer using that carrier’s internal airline reservation system and not using a CRS or global distribution system.”

                                                The definition of “CRS” in Schedule A of the Agreement is hereby amended to provide as follows:

                                                “CRS” means a computer reservation system that is operated by Worldspan, Sabre,  Galileo, Amadeus, Abacus, Infini, Axxess, Pegasus, Wizcom or by any other company that [**], but excluding a travel supplier’s own system (including where a travel supplier’s own system is, or is a partition within, a computer system that would otherwise be a CRS hereunder) to the extent such travel supplier’s own systems are used to provide information and enable the making of reservations and the issuance of tickets for that particular travel supplier.  As examples, the internal system of Lufthansa for the issuance of airline tickets and the internal system of Avis for the making of car reservations would not be considered CRSs even if such systems were maintained by Amadeus and Wizcom, respectively, within the computer reservation systems operated by Amadeus and Wizcom.

13.                                 Schedule A of the Agreement is hereby amended by adding the following definitions:

                                                “Adjusted Quarterly [**] Segments” has the meaning set forth in Section 4.8(b).

                                                “Adjusted Quarterly [**] Segments” has the meaning set forth in Section 3.2(b).

                                                “Airline Direct Connect Customer” means any airline that has a relationship with Orbitz whereby Orbitz makes air bookings using that air carrier’s internal airline reservation system rather than using a CRS or global distribution system.

                                                “Airline Non-Direct Connect Segment” means each direct or through flight booked by means of the Orbitz Website that is not an Airline Direct Connect Segment.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

12

                                                “Allowable Messages” has the meaning set forth in Schedule E.

                                                “Applicable Quarterly [**] “ has the meaning set forth in Section 3.2(b).

                                                “Applicable Quarterly [**]  Segments” has the meaning set forth in Section 4.8(b).

                                                “Availability Data Services” means the service and related information provided by Worldspan through the Worldspan System whereby Worldspan receives, processes and/or responds to the following data or requests by or on behalf of Orbitz for availability information on airlines or otherwise makes such availability information accessible to Orbitz: [**] .

                                                “AVL Data” means [**]

                                                “AVS Data” means data comprising flight availability status information relating to specific flights, dates, routings and classes of service.

                                                “Core Airline Direct Connect Customers” mean Delta Air Lines, American Airlines, Northwest Airlines, Continental Airlines, US Airways and United Airlines or their successors and assigns.

                                                “Direct Connect Car Customer” means any car rental company that has a relationship with Orbitz whereby Orbitz makes car rental bookings using that company’s internal car rental reservation system and not using a CRS or global distribution system.

                                                “Direct Connect Car Segment” means each car rental booked by means of the Orbitz Website with a car rental company using that company’s internal car rental reservation system and not using a CRS, or global distribution system.

                                                “Direct Connect Hotel Segment” means each hotel booked by means of the Orbitz Website with a hotel company using that company’s internal hotel reservation system and not using a CRS, or global distribution system.

                                                “DIR INVQ Message” means [**] .

                                                “ITA” means ITA Software, Inc.

                                                “Implementation Date” means the first date on which booking capabilities for Direct

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

13

                                                Connect Segments on behalf of an Airline Direct Connect Customer are first made commercially available to the general public.

                                                “Minimum Segment Fee” has the meaning set forth in Section 4.8.

                                                “Orbitz Website” shall have the meaning set forth in the recitals to this Agreement.

                                                “Safe Harbor Event” means either (i) an act of God, natural disaster, civil disturbance, strike, labor unrest, act of war (whether declared or undeclared), act of terrorism, outbreak or escalation of hostilities, or other calamity or crisis which has a material adverse effect on Orbitz’ business and the travel industry generally, or (ii) the first period of two consecutive calendar months in a calendar year in which the total number of air and car booking transactions completed by Orbitz, as measured by Orbitz, has declined, in each such month, by more than 10% when compared to the same calendar months in calendar year 2002.

                                                “Supplier Link Segments” mean the total of Airline Direct Connect Segments, Direct Connect Car Segments and Direct Connect Hotel Segments.

                                                “Worldspan Customer” means (i) any location that, [**], or (ii) any [**].

14.                                 Following effectiveness of this Amendment, Worldspan and Orbitz agree to issue a joint press release substantially in the form attached hereto as Exhibit A.

15.                                 This Amendment shall be construed in connection with and as part of the Agreement, and except as expressly modified above, all of the provisions of the Agreement are hereby ratified and shall be and remain in full force and effect.

16.                                 This Amendment may be executed in multiple counterparts, each of which will be an original and all of which will constitute one and the same instrument.

17.                                 Any and all notices, requests, orders and other instruments executed and delivered after the execution of this Amendment may refer to the Agreement without making specific reference to this Amendment but nevertheless all such references shall be deemed to include this Amendment unless the context otherwise requires.

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

14

IN WITNESS WHEREOF, each of Orbitz and Worldspan has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

Orbitz, LLC                                                                                          Worldspan, L.P.

By:	/s/ Gary Doernhoefer	By:	/s/ Howard Kress

Title:	Vice President and General Counsel	Title:	Vice President

15

SCHEDULE E

FEES AND [**]  REDUCTIONS

In the event Orbitz or ITA acting at the direction of and on behalf of Orbitz continues to generate [**] for an Airline Direct Connect Customer more than [**] after the Implementation Date, Orbitz shall pay Worldspan the following monthly processing fee (without proration for any partial month):

Table 1

Airline Direct Connect Customer	Monthly Processing Fee
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Notwithstanding the foregoing, in the event [**] , then the [**]  set forth in Table 1 shall be calculated [**] .  In the event that Worldspan [**] , then the monthly processing fee set forth in Table 1 shall be calculated by Worldspan based on Worldspan’s then current charges, but shall not be [**] .

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Orbitz, or ITA acting at the direction of and on behalf of Orbitz, as the case may be, may forward [**] (“Allowable Messages”), subject to reduction in accordance with the following:

(i)                                     [**]

(ii)                                  [**]

Table 2

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

*[**] .

Notwithstanding the foregoing, in the event any [**]  merges with another [**] , then the number of [**] set forth in Table 2 shall be subject to adjustment by Worldspan but in no event will the adjustment be more than [**].

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

2

EXHIBIT A
FORM OF JOINT PRESS RELEASE

Worldspan and Orbitz confirm technology partnership

ATLANTA, CHICAGO, XXXXXXX, 2002—Worldspan and Orbitz today announced a new long-term technology partnership agreement to support Orbitz’ domestic airline bookings. Both parties confirmed that Worldspan remains Orbitz’ preferred technology partner and they have finalized their long-term contract that includes an agreement for Orbitz to purchase a broad range of technology services.  This relationship is an important joint step in reengineering the distribution industry’s business model.

Worldspan, which has been instrumental in changing the industry’s dynamics, will continue to supply Orbitz with the technology needed to maintain Availability Processing, Flight Information (FLIFO) via XML and booking for international, interline, and paper tickets and for all other airlines who do not choose to subscribe to the Supplier Link booking service.

“Worldspan remains committed to the efficiency of the industry,” said Paul Blackney, Worldspan’s president and chief executive officer. “Our partnership with Orbitz is a strong commitment by both companies to do what it takes to provide valuable innovations to the traveling public.  We pride ourselves on our inventive technology, innovative solutions and customer support and look forward to continuing to be Orbitz’ technology partner.”

“Worldspan’s reliability and innovation has been a contributing factor to Orbitz’s success,” said Jeff Katz, Orbitz President and CEO. “We look forward to continuing our successful technology partnership as Orbitz grows its business as a leader in online travel.”

-more-

About Worldspan

Worldspan provides global electronic distribution of travel information, Internet products and connectivity, and electronic commerce capabilities for travel agencies, travel service providers and corporations worldwide.  The company’s three lines of business are travel supplier services, e-commerce, and global distribution systems for the worldwide travel industry. The Worldspan reservations system provides nearly 20,000 travel agencies and other users worldwide with travel data and booking capabilities for hundreds of the world’s leading travel supplier services. Worldspan is the market leader in e-commerce for the travel industry, processing more than 50 percent of all online travel agency bookings. The company maintains world headquarters in Atlanta, Georgia. Additional information is available at www.worldspan.com.

About Orbitz

Orbitz is a leading online travel company offering consumers the largest selection of low airfares, as well as deals on lodging, car rentals, cruises, vacation packages and other travel. Orbitz’ state-of the-art flight search engine searches more than 455 airlines - up to 2 billion flight and fare options - offering an unbiased and comprehensive list of airfares and schedules. Orbitz also offers consumers a large collection of discounted web-only air fares. For more information, visit www.orbitz.com.

###

CONTACT: Bobbi Passavanti, Worldspan, 770-563-2558,
email: bobbi.passavanti@worldspan.com

Carol Jouzaitis, Orbitz, 312-894-4774, email: carol@orbitz.com

2

December 23, 2002

Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, GA  30339

Re:          Letter Amendment

Ladies and Gentlemen:

Reference is made to the Amended and Restated Agreement for CRS Access and Related Services, dated as of November 1, 2001, as amended by the First Amendment thereto dated as of December 13, 2002 (the “Agreement”)

Orbitz, LLC and Worldspan, L.P. hereby agree to amend the Agreement as follows:

Section 4.7(c) is restated in its entirety to provide as follows:

“(c)         Notwithstanding Sections 4.7(a) and (b), Orbitz shall discontinue all access, either directly or through ITA, to the Worldspan System with respect to Supplier Link Segments for [**].

IN WITNESS WHEREOF, each of Orbitz, LLC and Worldspan, L.P. has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

Orbitz, LLC		Worldspan, L.P.

By:	/s/ Gary Doernhoefer	By:	/s/ Howard Kress

Title:	Vice President and General Counsel	Title:	Vice President

[**] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.